SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 31, 2005

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices)     (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2004 Management Performance Plan

     On January 31, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of The Timken Company (the “Company”) approved award payments for 2004 performance under the Company’s Management Performance Plan. The performance goals were earnings before interest and taxes as a percentage of beginning invested capital (“EBIT/BIC”), savings from the integration of the Torrington acquisition, free cash flow and individual performance. The Committee exercised discretion under the terms of the Management Performance Plan and approved an adjustment to the calculated award for the free cash flow target, resulting in an increase in the total amount payable under the Management Performance Plan of approximately 10%. For 2004, officers (including executive officers, other than the President and Chief Executive Officer) and other key employees of the Company are eligible to receive awards under the Management Performance Plan.

2004 Performance Units

     The Company awards performance units to officers (including executive officers) of the Company under its Long-Term Incentive Plan, as Amended and Restated (the “LTIP”). Payouts under performance units are subject to the attainment of performance goals for return on equity and sales growth over a three-year performance cycle. Actual performance for the 2002 – 2004 performance cycle exceeded the threshold levels for both performance measures. On January 31, 2005, the Committee approved an adjustment to the calculated award under the performance units, resulting in an increase in the total amount payable for the 2002 – 2004 performance cycle of approximately 9%.

2004 Senior Executive Management Performance Plan

     On January 31, 2005, the Committee approved the award payment for 2004 performance under the Company’s Senior Executive Management Performance Plan. The performance goals were corporate EBIT/BIC, integration savings and corporate free cash flow. The Committee exercised negative discretion under the terms of the plan and reduced the calculated award payable under the Senior Executive Management Performance Plan by approximately 12%. For 2004, the President and Chief Executive Officer is eligible to receive an award under the Senior Executive Management Performance Plan.

2005 Management Performance Plan

     On January 31, 2005, the Committee approved certain changes to the Company’s Management Performance Plan, effective beginning with the 2005 plan year. These changes relate to new requirements on deferred compensation arrangements imposed by Section 409A of the Internal Revenue Code which was recently enacted under the American Jobs Creation Act of 2004. In addition, the Committee established the performance goals for 2005, which are EBIT/BIC, working capital as a percentage of sales, customer service and individual performance. For 2005, officers (other than the named executive officers) and other key employees of the Company are eligible to receive awards under the Management Performance Plan.

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2005 Performance Units

     The Company awards performance units to officers (including executive officers) of the Company under the LTIP. On January 31, 2005, the Committee established performance goals for the 2005 – 2007 performance cycle. Payouts under performance units are subject to the attainment of performance goals for return on equity and sales growth over a three-year performance cycle.

Nonemployee Director Compensation

     Following the Committee’s review of the existing terms of compensation for Nonemployee Directors, on February 1, 2005 the Company’s Board of Directors approved an increase in the annual cash retainer paid to Nonemployee Directors. Effective as of January 1, 2005, Nonemployee Directors will be paid at the annual rate of $45,000 for services as a Director. Other terms of Nonemployee Director compensation did not change.

Amendments to Form Agreements

     On January 31, 2005, the Committee approved changes to the Company’s forms of Non-Qualified Stock Option Agreement, Restricted Share Agreement and Performance Unit Agreement. The Committee also ratified forms of Election Agreements for Associates and Nonemployee Directors under the 1996 Deferred Compensation Plan and the Director Deferred Compensation Plan (respectively). These changes relate to new requirements on deferred compensation arrangements imposed by Section 409A of the Internal Revenue Code which was recently enacted under the American Jobs Creation Act of 2004. These revised forms of agreement are filed as exhibits to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description of Document
10.1	Form of Non-Qualified Stock Option Agreement for Officers.

10.2	Form of Restricted Share Agreement.

10.3	Form of Officer Performance Unit Agreement.

10.4	Form of Associate Election Agreement under the 1996 Deferred Compensation Plan.

10.5	Form of Nonemployee Director Election Agreement under the Director Deferred Compensation Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY
By:	/s/ William R. Burkhart
William R. Burkhart
Senior Vice President and General Counsel

Date: February 4, 2005

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EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	Form of Non-Qualified Stock Option Agreement for Officers.

10.2	Form of Restricted Share Agreement.

10.3	Form of Officer Performance Unit Agreement.

10.4	Form of Associate Election Agreement under the 1996 Deferred Compensation Plan.

10.5	Form of Nonemployee Director Election Agreement under the Director Deferred Compensation Plan.